EXHIBIT 10.2

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of January 19, 2018 (the “Effective Date”) among Real Alloy Holding, Inc., a Delaware corporation (the “Company”), Real Alloy Intermediate Holding, LLC, a Delaware limited liability company (“Intermediate Holdings”), each of the Guarantors listed on the signature pages hereto (the “Additional Guarantors”), Wilmington Trust, National Association, as trustee under the Indenture (the “Initial Notes Trustee”), Wilmington Trust, National Association, as notes collateral trustee under the Indenture (the “Notes Collateral Trustee”) and Cortland Capital Market Services LLC as trustee for the Roll-Up Notes (as defined herein) (the “Roll-Up Notes Agent”).

W I T N E S S E T H:

WHEREAS, SGH Escrow Corporation, a Delaware corporation (the “Escrow Issuer”) and Intermediate Holdings have heretofore executed and delivered to the Initial Notes Trustee (as defined herein) an Indenture, dated as of January 8, 2015 (the “Original Indenture”), providing for the issuance of 10.000% Senior Secured Notes Due 2019 (the “Initial Notes”);

WHEREAS, pursuant to that First Supplemental Indenture, dated February 27, 2015, among the Company, Intermediate Holdings, the Additional Guarantors, the Initial Notes Trustee and the Notes Collateral Trustee, which amended the Original Indenture (such amended Original Indenture, as further amended by the Second Supplemental Indenture, dated as of March 2, 2016, the “Indenture”), the Escrow Issuer merged with and into the Company, with the Company being the surviving entity of such merger and the Escrow Issuer ceasing to exist;

WHEREAS, on November 17, 2017 (the “Petition Date”), Real Industry, Inc. (“Real Industry”), Intermediate Holdings, the Company and certain of its direct and indirect subsidiaries (together with Intermediate Holdings and the Company, the “Real Alloy Debtors” and collectively with Real Industry, the “Debtors”) filed voluntary petitions for relief under the provisions of Chapter 11 of Title 11 of the United States Code (“Chapter 11”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), commencing their Chapter 11 cases, which are being jointly administered under lead Case Number Case No. 17-12464 (KJC) (the “Chapter 11 Cases”).  Copies of the documents filed in the Chapter 11 Cases, as well as certain other pertinent information related to the Chapter 11 Cases, can be obtained on the website of the Debtors’ claims and noticing agent, Prime Clerk, https://cases.primeclerk.com/realindustry/.

WHEREAS, as on November 20, 2017, the United States Bankruptcy Court for the District of Delaware of entered that certain Interim Order (I) Authorizing the Debtors to Obtain Postpetition Secured Financing Pursuant to Section 364 of the Bankruptcy Code (II) Authorizing Postpetition Use of Cash Collateral Pursuant to Section 363 of the Bankruptcy Code, (III) Granting Adequate Protection to the Prepetition Secured Parties Pursuant to Sections 361, 363, and 364 of the Bankruptcy Code, (IV) Granting Liens and Superpriority Claims, (V) Modifying the Automatic Stay, and (VI) Scheduling a Final Hearing [Docket No. 59] (the “Interim DIP Order”), pursuant to which certain Holders of the Initial Notes, consisting of Holders of in excess of two-thirds of the Initial Notes, agreed to purchase certain New Money DIP Notes (as defined below)

(Signature page to the Supplemental Indenture)

pursuant to the terms and conditions of the Interim DIP Order and the DIP Documents (as defined below);

WHEREAS, as contemplated in the Interim DIP Order, and subject to entry of an order of the Bankruptcy Court approving the relief granted and contemplated therein on a final basis, in form and substance acceptable to the Required Holders (as defined below) in their sole discretion (the “Final DIP Order” and together with the Interim DIP Order as in effect from time to time, the “DIP Order”), holders of New Money DIP Notes (as defined below) and other holders of Initial Notes that elect to tender their Initial Notes and consent to the terms hereof shall be entitled to “roll up” a portion of their outstanding Initial Notes as set forth therein;

WHEREAS, Section 9.02(a) of the Indenture provides that, subject to certain limitations, the Company, the Guarantors and the Initial Notes Trustee may amend the Indenture, the Collateral Trust Agreement, and any other Security Document with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class;

WHEREAS, Section 9.02 of the Indenture provides that without the consent of the Holders of at least two-thirds in aggregate principal amount of the Notes then outstanding, no amendment or waiver may make any change in the Indenture dealing with the application of trust proceeds of the Collateral that would adversely affect the Noteholders; and

WHEREAS, the Company and the Guarantors desire to amend the Indenture, the Collateral Trust Agreement, and certain Security Documents to allow for the transactions contemplated in the DIP Order, including the issuance of the New Money DIP Notes and the Roll-Up Notes (as defined below), the granting of the liens in connection therewith and the subordination of the Initial Notes and the liens securing the Initial Notes to the Roll-Up Notes, the New Money DIP Notes and the other applicable obligations as set forth in the DIP Order, and the other transactions contemplated in the DIP Order and the DIP Documents (collectively, the “DIP Transactions”) and have received the requisite consents and direction as evidenced by the subscription documents attached as an exhibit to that certain Officer’s Certificate delivered to the Initial Notes Trustee and dated as of the date hereof.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Third Supplemental Indenture mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.	Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.
2.	Amendments. Effective as of the Effective Date, upon execution and delivery of the Third Supplemental Indenture by the parties hereto, the Indenture is hereby amended as follows:
(a)	The following definitions are hereby added to Section 1.01 in alphabetical order:

“DDJ Holders” means Holders managed by DDJ Capital Management, LLC.

 “DIP Documents” has the meaning given to such term in the DIP Order.

“DIP Order” means the Interim DIP Order or the Final DIP Order, whichever is in effect from time to time.

“Final DIP Order” means the order of the Bankruptcy Court approving the relief granted and contemplated in the Interim DIP Order on a final basis, in form and substance acceptable to the Required Holders (as defined below) in their sole discretion.

“Initial Applicable Premium” means, with respect to the Initial Notes (including Initial Notes exchanged for Roll-Up Notes), as calculated by the Company, the greater of:

(1) 1.0% of the outstanding principal amount of such Initial Note as of the Petition Date; and

(2) the excess of:

(A) the present value at the Petition Date of the sum of (i) 105.00% of the outstanding principal amount of the Initial Note as of the Petition Date plus (ii) all required interest payments due on such Note through January 15, 2018 (excluding accrued but unpaid interest), such present value to be computed using a discount rate equal to the Treasury rate as of the Petition Date plus 50 basis points; over

(B) the outstanding principal amount of such Initial Note as of the Petition Date.

“Initial Notes Trustee” means Wilmington Trust, National Association with respect to the Initial Notes issued under the Indenture.

“Interim DIP Order”  means that certain Interim Order (I) Authorizing the Debtors to Obtain Postpetition Secured Financing Pursuant to Section 364 of the Bankruptcy Code (II) Authorizing Postpetition Use of Cash Collateral Pursuant to Section 363 of the Bankruptcy Code, (III) Granting Adequate Protection to the Prepetition Secured Parties Pursuant to Sections 361, 363, and 364 of the Bankruptcy Code, (IV) Granting Liens and Superpriority Claims, (V) Modifying the Automatic Stay, and (VI) Scheduling a Final Hearing [Docket No. 59].

“New Money DIP Note Purchase Agreement” means that certain Senior Secured Super-Priority Debtor-In-Possession Note Purchase Agreement dated as of November 21, 2017 (as amended, restated, supplemented or modified from time to time), by and among the Company, as issuer, and Intermediate Holdings and the Additional Guarantors, as guarantors, and the purchasers of New Money DIP Notes thereunder.

“New Money DIP Note Purchase Documents” means the New Money DIP Note Purchase Agreement, the New Money DIP Notes, the related security documents, intercreditor agreement, collateral trust agreement, the DIP Order, and all other documents, agreements and instruments executed in connection therewith.

“New Money DIP Notes” means the senior secured debtor-in-possession notes issued pursuant to the note purchase agreement dated November 21, 2017 in aggregate principal amount of up to $85,000,000.

“Petition Date” means November 17, 2017.

“Required Holders” means at any time, collectively (a) the Holders of at least 50.1% in principal amount of the New Money DIP Notes and Commitments (as defined in the New Money DIP Note Purchase Agreement) at the time outstanding and (b) so long as the DDJ Holders hold at least 15% of the outstanding Commitments and outstanding principal amount of New Money DIP Notes, the DDJ Holders.  Notwithstanding anything to the contrary in Section 9.02(c) of the Indenture, in determining the Required Holders at any time, New Money DIP Notes owned by the Company or its Affiliates shall be excluded as though not outstanding.

 “Roll-Up Notes” means an additional series of Notes to be issued pursuant to the Indenture in aggregate principal amount of $170,000,000 to be issued in exchange for $170,000,000 of Initial Notes. For the avoidance of doubt, the Roll-Up Notes shall constitute Additional Notes pursuant to the terms of the Indenture.

“Roll-Up Notes Agent” means Cortland Capital Market Services LLC, in its capacity as agent with respect to the Roll-Up Notes issued under the Indenture, in each case, until a successor replaces it and, thereafter, means such successor.

“Roll-Up Notes Agent Fee Letter” means that certain fee letter dated as of January 19, 2018 by and between the Roll-Up Notes Agent and Company.

(b)	The definition of “Permitted Notes Collateral Liens” is amended by deleting the word “and” at the end of paragraph 4 and inserting the following new paragraphs:

“(6)Liens securing the New Money DIP Notes; and

“(7)Liens securing the Roll-Up Notes.”

(c)	The definition of “Security Documents” is amended by adding “the DIP Order.”
(d)	The definition of “Trustee” is amended by replacing the definition in its entirety to read as follows:

“Trustee” means the Initial Notes Trustee, with respect to the Initial Notes and the Roll-Up Notes Agent with respect to the Roll-Up Notes. All references to Trustee in this Indenture shall refer to the applicable Trustee.

(e)	The definition of “Trust Officer” is amended by replacing the definition in its entirety to read as follows:

“Trust Officer” means:

(1) any officer or employee within the corporate trust or other departments of the applicable Trustee responsible for the administration of the Indenture with respect to the applicable series of Notes, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the applicable Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2) who shall have direct responsibility for the administration of the Indenture for such series of Notes.

(f)	Section 2.01 of the Indenture is hereby amended by replacing the second paragraph in its entirety to read as follows:

“The Issuer may from time to time after the Issue Date issue Additional Notes in an unlimited principal amount, in one or more series, under this Indenture or under one or more Supplemental Indentures that comply with the provisions of the Indenture. Additional Notes may be issued as a separate series or the same series as the Initial Notes or Additional Notes, as shall be specified in the form of the Additional Note in any Supplemental Indenture governing the terms of Additional Notes permitted to be issued by the Indenture. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.07, 2.08, 2.09, 2.10, 3.08, 4.06(b) or 4.08(c)), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Issuer and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1) the title of the Additional Notes of the series (which shall distinguish the Additional Notes of the series from all other Notes) and either a CUSIP or Private Placement Number; provided, that if such Additional Notes are the Roll-Up Notes, then there shall be no CUSIP or Private Placement Number and such Roll-Up Notes shall be recorded in a register maintained by the Roll-Up Notes Agent as the Registrar for the Roll-Up Notes, which entry in the register shall be conclusive and binding on the Issuer and Grantors, the Roll-Up Notes Agent and each Holder, absent manifest error; provided,  further, that, failure to make any such recordation, or any error in such recordation, shall not affect the Issuer’s or any Grantors’ Obligations in respect of any such Roll-Up Note;

(2) the aggregate principal amount of such Additional Notes which may be authenticated and delivered under the Indenture;

(3)  the date or dates (or the manner of determining the same) on which the principal of the Additional Notes of the series is payable;

(4) the issue price and issuance date of such Additional Notes; and

(5) the rate or rates (or the manner of determining the same) at which the Additional Notes of the series shall bear interest, if any, and the date or dates from which such interest shall accrue, the interest payment dates (or the manner of determining the same) on which such interest, if any, shall be payable, the record dates (or the manner of determining the same), if any, for the determination of Holders to whom interest is payable on any interest payment date.

(g)	Section 2.03 of the Indenture is hereby amended by replacing subsections (a) through and including (d) in their entirety to read as follows:

(a) The Trustee shall authenticate and make available for delivery (or, in the case of the Roll-Up Notes, record in the applicable Register) upon a written order of the Issuer signed by one Officer (an “Authentication Order”) (i) Notes for original issue on the date hereof in an aggregate principal amount of $305,000,000 and (ii) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such Authentication Order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Additional Notes. Notwithstanding anything to the contrary in this Indenture, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $2,000.

(b) One Officer shall sign the Notes for the Issuer by manual, .pdf or facsimile signature; provided, that since Roll-Up Notes will only be evidenced by entries in the applicable Register, this subsection (b) shall not apply to the Roll-Up Notes.

(c) If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless; provided, that since Roll-Up Notes will only be evidenced by entries in the applicable Register, this subsection (c) shall not apply to the Roll-Up Notes.

(d) A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.  Notwithstanding the foregoing, Roll-Up Notes will be valid only upon their recordation in the applicable Register by the Trustee, and such recordation shall be conclusive evidence that the Roll-Up Note has been authenticated under this Indenture.

(h)	Section 4.03(b)(17) of the Indenture is hereby amended by deleting the word “and” at the end thereof.
(i)	Section 4.03(b)(17) of the Indenture is hereby amended by replacing the “.” at the end thereof with “;”.
(j)	Section 4.03(b) of the Indenture is hereby amended by adding a new Section 4.03(b)(18) at the end thereof to read as follows:

“the Incurrence by the Issuer and the Subsidiary Guarantors of Indebtedness represented by the New Money DIP Notes; and”

(k)	Section 4.03(b) of the Indenture is hereby amended by adding a new Section 4.03(b)(19) at the end thereof to read as follows:

“the Incurrence by the Issuer and the Subsidiary Guarantors of Indebtedness represented by the Roll-Up Notes.”

(l)	Section 6.01(e) of the Indenture is hereby amended by replacing the “,” at the end thereof with:

“or the New Money DIP Notes”

(m)

Section 6.01 of the Indenture is hereby amended by deleting the “or” at the end of Section 6.01(k), replacing the “.” at the end of 6.01(l) with a “; or” and adding a new Section 6.01(m) at the end thereof to read as follows:

“any Termination Event (as defined in the DIP Order) or any default or breach by the Company of any agreement entered into in connection with the New Money DIP Notes”

(n)	Section 6.10 of the Indenture is hereby amended by replacing the first paragraph in its entirety to read as follows:

“If the Trustee, or applicable paying agent, collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order (subject in each case to the DIP Order and the DIP Documents):

FIRST: to each Trustee (acting in any capacity hereunder in connection herewith), its agents and attorneys for amounts due under Section 7.06 and the Notes Collateral Trustee, on a pari-passu basis, for any amounts, expenses, costs, liabilities or claims for indemnity owed to or incurred by it relating to or in connection with any Security Document, the DIP Order, any DIP Document, or this Indenture;

SECOND: to the Holders of the Roll-Up Notes for amounts due and unpaid on the Roll-Up Notes for principal, premium (other than the Initial Applicable Premium on account of the Initial Notes exchanged for Roll-Up Notes), if any, and interest and any other Roll-Up DIP Obligations (as defined in the DIP Order), ratably, without preference or priority of any kind, according to the amounts due and payable on the Roll-Up Notes for principal, premium, if any, and interest, respectively;

THIRD: to the Holders of the Initial Notes for amounts due and unpaid on the Initial Notes for principal, premium (including the Initial Applicable Premium on account of the Initial Notes (including the Initial Applicable Premium on account of the Initial Notes exchanged for Roll-Up Notes), and interest and any other Prepetition Notes Obligations (as defined in the DIP Order), ratably, without preference or priority of any kind, according to the amounts due and payable on the Initial Notes for principal, premium, if any, and interest, respectively; and

FOURTH: to the Company or, to the extent the Trustee or Collateral Trustee collects any amount for or from any Guarantor, to such Guarantor, or as provided in the DIP Order or as a court of competent jurisdiction may direct.

Notwithstanding anything herein to the contrary, to the extent the Trustee, or applicable paying agent, collects or received any money or property (other than payment of fees and expenses of the Trustee pursuant to the DIP Order) prior to payment in full in cash of all New Money DIP Obligations, the applicable Trustee or paying agent shall immediately turnover such money or property in the form received to the Collateral Trustee (as defined in the New Money DIP Note Purchase Agreement) for application to the New Money DIP Obligations until such obligations are paid in full in cash (subject in each case to the DIP Order and the DIP Documents).”

(o)	Section 7.02 is hereby amended by adding the following provision at the end thereof:

“(g)Without limiting the generality of the foregoing, the Roll-Up Notes Agent shall not have or be deemed to have, by reason hereof, a fiduciary relationship in respect of any Holder; and nothing herein, expressed or implied, is intended to or shall be so construed as to impose upon the Roll-Up Notes Agent any obligations in respect hereof except as expressly set forth herein or therein.”

(p)	Section 11.09(a) is hereby amended by adding the following sentence at the end thereof:

“To the extent the Notes Collateral Trustee relies on direction from any Trustee, it shall rely on direction from (i) the Initial Notes Trustee with respect to and on behalf of the Initial Notes and (ii) the Roll-Up Notes Agent with respect to and on behalf of the Roll-Up Notes.”

(q)	Section 12.01(a) of the Indenture is hereby amended by adding the words “Initial Notes” before “Trustee or the Notes Collateral Trustee” and adding the following:

If to the Roll-Up Notes Agent:

Cortland Capital Market Services LLC

225 W. Washington Street, 9th Floor

Chicago, IL 60606

Attn: Legal Department and Antonio Miranda

Email: legal@cortlandglobal.com and antonio.miranda@cortlandglobal.com

With a copy to (which shall not constitute notice):

Holland & Knight LLP

131 S. Dearborn Street, 30th Floor

Chicago, IL 60603

Attn: Joshua M. Spencer

Email: joshua.spencer@hklaw.com

(r)Article 13 Roll-Up Notes Agent is hereby added to the Indenture after the end of Section 12.14:

ARTICLE 13

ROLL-UP NOTES AGENT

Notwithstanding anything in this Indenture to the contrary, in the event of any conflict between the provisions of this Article 13 and any other provision within the Indenture as they related to the Roll-Up Notes Agent, the provisions within this Article 13 shall control.

Section 13.01  Appointment of the Roll-Up Notes Agent.  Cortland Capital Market Services LLC is hereby appointed the Roll-Up Notes Agent for the Holders hereunder and each Holder hereby authorizes Cortland Capital Market Services LLC, in such capacity, to act as its agent in accordance with the terms hereof. The Roll-Up Notes Agent hereby agrees to act upon the express conditions contained herein. The provisions of this Section 13.01 are solely for the benefit of the Roll-Up Notes Agent and the Holders and neither the Issuer nor any Grantor shall have any rights as a primary or third party beneficiary of any of the provisions thereof, except as expressly set forth herein. In performing its functions and duties hereunder, the Roll-Up Notes Agent shall act solely as an agent of the Holders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Issuer or any Grantor or any Affiliate thereof.

Section 13.02Powers and Duties.  Each Holder irrevocably authorizes the Roll-Up Notes Agent to take such action on such Holder’s behalf and to exercise such powers, rights and remedies and perform such duties hereunder as are specifically delegated or granted to the Roll-Up Notes Agent by the terms hereof, together with such actions, powers, rights and remedies as are reasonably incidental thereto. The Roll-Up Notes Agent shall have only those duties and responsibilities that are expressly specified herein. Without limiting the generality of the foregoing, the Roll-Up Notes Agent shall not have or be deemed to have, by reason hereof, a fiduciary relationship in respect of any Holder; and nothing herein, expressed or implied, is intended to or shall be so construed as to impose upon the Roll-Up Notes Agent any obligations in respect hereof except as expressly set forth herein.

Section 13.03General Immunity.

(a)

No Responsibility for Certain Matters. The Roll-Up Notes Agent shall not be responsible for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Roll-Up Notes Agent or by or on behalf of Issuer or any Grantor to the Roll-Up Notes Agent or any Holder in connection with this Indenture and the transactions contemplated thereby or for the financial condition or business affairs of Issuer, any Grantor or any other Person liable for the payment of any Obligations, nor shall the Roll-Up Notes Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in this Indenture or as to the use of the proceeds of the Notes or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. The Roll-Up Notes Agent shall not be responsible for the satisfaction of any condition set forth in this Indenture, other than to confirm receipt of items expressly required to be delivered to the Roll-Up Notes Agent. The Roll-Up Notes Agent will not be required to take any action that is contrary to applicable law or any provision of this Indenture. Anything contained herein to the contrary notwithstanding, The Roll-Up Notes Agent shall not have any liability arising from confirmations of the amount of outstanding Notes or the component amounts thereof.  The Roll-Up Notes Agent may take direction from the Required Holders and shall be entitled to the protections of this section in doing so.

(b)	Exculpatory Provisions. Subject to clause (b)(ii) hereof further limiting the liability of the Roll-Up Notes Agent, neither the Roll-Up Notes Agent nor any of its officers, partners, directors, employees or agents shall be liable for any action taken or omitted by the Roll-Up Notes Agent under or in connection with this Indenture, except to the extent caused by the Roll-Up Notes Agent’s gross negligence or willful misconduct as determined in a final, non-appealable decisions by a court of competent jurisdiction. The Roll-Up Notes Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or from the exercise of any power, discretion or authority vested in it hereunder or thereunder, except powers and authority expressly contemplated hereby or thereby, unless and until the Roll-Up Notes Agent shall have received written instructions in respect thereof from Holders, and, upon receipt of such instructions from Holders, the Roll-Up Notes Agent shall act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) the Roll-Up Notes Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected and free from liability in relying on opinions and judgments of attorneys (who may be attorneys for the Issuer), accountants, experts and other professional advisors selected by it; and (ii) no Person shall have any right of action whatsoever against the Roll-Up Notes Agent as a result of the Roll-Up Notes Agent acting or (where so instructed) refraining from acting hereunder in accordance with the instructions of Holders. The Roll-Up Notes Agent shall be fully justified in failing or refusing to take any action under this Agreement unless the Roll-Up Notes Agent shall first receive such advice or concurrence of the Holders (as required by this Indenture) and until such instructions are received, the Roll-Up Notes Agent shall act, or refrain from acting, as it deems advisable. If the Roll-Up Notes Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Holders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Roll-Up Notes Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture in accordance with a request or consent of the Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders. No provision of this Indenture or any agreement or instrument contemplated hereby or thereby, shall require the Roll-Up Notes Agent to: (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or power or (ii) otherwise incur any financial liability in the performance of its duties or the exercise of any of its rights or powers. The Roll-Up Notes Agent shall not be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien granted under this Indenture or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-

recording or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times, or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral. The actions described in clauses (i) through (iii) of the immediately preceding sentence shall be the responsibility of the Holders, the Issuers and the Grantors. The Roll-Up Notes Agent shall not be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as the Roll-Up Notes Agent. The Roll-Up Notes Agent has accepted and is bound by this Indenture executed by the Roll-Up Notes Agent as of the date of this Agreement and, as directed in writing by the Holders, the Roll-Up Notes Agent shall execute additional agreements and documents delivered to it after the date of this Indenture; provided,  however, that such additional agreements and documents do not adversely affect the rights, privileges, benefits and immunities of the Roll-Up Notes Agent. The Roll-Up Notes Agent will not otherwise be bound by, or be held obligated by, the provisions of any loan agreement, indenture or other agreement governing the Obligations (other than this Indenture and the DIP Order). No written direction given to the Roll-Up Notes Agent by the Holders, Issuer or any Grantor that in the sole judgment of the Roll-Up Notes Agent imposes, purports to impose or might reasonably be expected to impose upon the Roll-Up Notes Agent any obligation or liability not set forth in or arising under this Indenture will be binding upon the Roll-Up Notes Agent unless the Roll-Up Notes Agent elects, at its sole option, to accept such direction. The Roll-Up Notes Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; business interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action. Each Holder authorizes and directs the Roll-Up Notes Agent to enter into this Indenture. Each Holder agrees that any action taken by the Roll-Up Notes Agent in accordance with the terms of this Indenture and the exercise by the Roll-Up Notes Agent of its respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Holders.

(c)

Notice of Default. The Roll-Up Notes Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Roll-Up Notes Agent shall have received written notice from a Holder, the Issuer or a Grantor in accordance with the notice requirements of Section 12.01 herein referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Roll-Up Notes Agent will notify the Holders of its receipt of any such notice, the Roll-Up Notes Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Holders.

Section 13.04 Holders’ and Purchasers’ Representations, Warranties and Acknowledgment.

(a)

Each Holder represents and warrants to the Roll-Up Notes Agent that it has made its own independent investigation of the financial condition and affairs of the Issuer and each Grantor, without reliance upon the Roll-Up Notes Agent or any other Holder and based on such documents and information as it has deemed appropriate, in connection with the Roll-Up Notes purchased hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Issuer and each Grantor. The Roll-Up Notes Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Holders or to provide any Holder with any credit or other information with respect thereto, whether coming into its possession before the purchase of the Roll-Up Notes or at any time or times thereafter, and the Roll-Up Notes Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to the Holders.

(b)

Each Holder, by tendering its Initial Notes and executing and delivering its subscription documents, shall be deemed to have acknowledged receipt of, and consented to and approved, this Indenture and each other document required to be approved by the Roll-Up Notes Agent or Holders, as applicable.

Section 13.05Successor Roll-Up Notes Agent.  Subject to the appointment and acceptance of a successor Roll-Up Notes Agent as provided in this Section 13.05, the Roll-Up Notes Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Holders. The Roll-Up Notes Agent may be removed as the Roll-Up Notes Agent at the written request of the Holders of a majority interest in the principal amount of the Roll-Up Notes. Upon any such notice of resignation or removal, such Holders shall have the right to appoint a successor Roll-Up Notes Agent. If no successor shall have been so appointed by such Holders and shall have accepted such appointment within thirty (30) days after the retiring Roll-Up Notes Agent gives notice of its resignation, then the retiring Roll-Up Notes Agent’s resignation shall nevertheless thereupon become effective and such Holders shall perform all of the duties of the Roll-Up Notes Agent, as applicable, hereunder until such time, if any, as such Holders appoint a successor Roll-Up Notes Agent as provided for above. In such case, such Holders shall appoint one Person to act as the Roll-Up Notes Agent for purposes of any communications with the Issuer, and until the Issuer shall have been notified in writing of such Person and such Person’s notice address as provided for in Section 12.01, the Issuer shall be entitled to give and receive communications to/from the resigning Roll-Up Notes Agent. Upon the acceptance of any appointment as the Roll-Up Notes Agent hereunder by a successor Roll-Up Notes Agent and the payment of the outstanding fees and expenses of the resigning or removed Roll-Up Notes Agent, that successor Roll-Up Notes Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Roll-Up Notes Agent and the retiring or removed Roll-Up Notes Agent shall promptly transfer to such successor Roll-Up Notes Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Roll-Up Notes Agent under this Indenture, whereupon such retiring or removed Roll-Up Notes Agent shall be discharged from its duties and obligations hereunder. After any retiring Roll-Up Notes Agent’s resignation or any Roll-Up Notes Agent’s removal hereunder as the Roll-Up Notes Agent, the provisions of this Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Roll-Up Notes Agent hereunder.

Section 13.06Transaction Expenses and Indemnities.

(a)

  Whether or not the transactions contemplated hereby are consummated, the Issuer will pay all costs and expenses including reasonable attorneys’ fees of counsel and local or other counsel, financial advisors and consultants for the Roll-Up Notes Agent (provided that such fees and disbursements shall not include fees and disbursements for no more than one primary counsel, one regulatory counsel in each applicable specialty and one local or foreign counsel for each relevant jurisdiction) in connection with the Chapter 11 Cases and the negotiation and execution of this and  any amendments, waivers or consents under or in respect of any of this Third Supplemental Indenture and any related documents (whether or not such supplement or documents becomes effective), including: (a) the reasonable and documented costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under the Indenture or in responding to any subpoena or other legal process or informal investigative demand issued in connection with the Indenture, or by reason of being the Roll-Up Notes Agent hereunder, (b) the reasonable and documented costs and expenses, including legal counsel’s and financial advisors’ fees, incurred in connection with the Chapter 11 Cases, (c) the reasonable and documented fees, costs and expenses of the Roll-Up Notes Agent and any indemnification of the Roll-Up Notes Agent pursuant to the Indenture, (d) the costs and expenses required to be paid under the DIP Order, (e) the costs and expenses incurred in connection with the initial filing of this Third Supplemental Indenture, and (f) the costs and expenses incurred in connection with the preparation, negotiation and consummation of any DIP Noteholders Credit Bid (as defined in the Interim DIP Order).

(a)

The Issuer will pay, and will save the Roll-Up Notes Agent harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to the Roll-Up Notes Agent, such Holder or otherwise charges to the Roll-Up Notes Agent or a Holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Issuer.

(a)

The Issuer and the Grantors will indemnify, on a joint and several basis, the Roll-Up Notes Agent (including officers, directors, employees and agents of the Roll-Up Notes Agent) against any and all losses, liabilities, damages, claims or expenses, including fees and expenses of counsel, including taxes incurred by it (under Section 13.07, if any) in each case arising out of or in connection with the Indenture and/or the Chapter 11 Cases, including the costs and expenses of enforcing the Indenture and the Notes and defending itself against any claim (whether asserted by the Issuer, the Grantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct as determined in a final and non-appealable decision by a court of competent jurisdiction.

Section 13.07Certain Taxes.  The Issuer agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Indenture or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Issuer or any Grantor has assets or of any amendment of, or waiver or consent under or with respect to, the Indenture, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Issuer pursuant to this Article 13, and will save each Noteholder to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Issuer hereunder.

The obligations of the Issuer under Sections 13.06 and 13.07 will survive the payment, transfer or termination of any Note, the enforcement, amendment or waiver of any provision of this Indenture or any other document related thereto, and the termination thereof.

Section 13.08Delegation of Duties. The Roll-Up Notes Agent may perform any and all of its duties and exercise its rights and powers under this Indenture or under any other document by or through any one or more sub-agents appointed by the Roll-Up Notes Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The Roll-Up Notes Agent shall not be responsible for the acts or omissions of its sub-

agents so long as they are appointed with due care. The exculpatory, indemnification and other provisions of Sections 13.06 and 13.07 shall apply to any Affiliates of the Roll-Up Notes Agent and shall apply to their respective activities in connection with the syndication of the Roll-Up Notes issued hereby. All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of Sections 13.06 and 13.07 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent.

Section 13.09Posting of Approved Electronic Communications.

(a)

Delivery of Communications. Issuer and each Grantor hereby agrees, unless directed otherwise by the Roll-Up Notes Agent or unless the electronic mail address referred to below has not been provided by the Roll-Up Notes Agent to such Person, that it will provide to the Roll-Up Notes Agent all information, documents and other materials that it is obligated to furnish to the Roll-Up Notes Agent or to the Holders pursuant to this Indenture, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a request to purchase Roll-Up Notes, (ii) relates to the payment of any principal or other amount due under this Indenture prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Indenture, or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Indenture and/or any Roll-Up Note hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Issuer and the Roll-Up Notes Agent to an electronic mail address as directed by the Roll-Up Notes Agent. In addition, Issuer and each Grantor Party agrees to continue to provide the Communications to the Roll-Up Notes Agent or the Holders, as the case may be, in the manner specified in this Indenture.

(b)

No Prejudice to Notice Rights. Nothing herein shall prejudice the right of the Roll-Up Notes Agent or any Holder to give any notice or other communication pursuant to this Indenture in any other manner herein.

Section 13.10Proofs of Claim.  The Holders, Issuer and each Grantor hereby agree that after the occurrence of an Event of Default pursuant to Section 6.01(f) or (g), in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any Grantor, the Roll-Up Notes Agent (irrespective of whether the principal of any Note shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Roll-Up Notes Agent shall have made any demand on Issuer or any Grantor) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)

to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Holders, the Roll-Up Notes Agent and other agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Holders, the Roll-Up Notes Agent and other agents and their agents and counsel and all other amounts due Holders, the Roll-Up Notes Agent and other agents hereunder) allowed in such judicial proceeding; and

(b)	to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, interim trustee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Roll-Up Notes Agent and, in the event that the Roll-Up Notes Agent shall consent to the making of such payments directly to the Holders, to pay to the Roll-Up Notes Agent any amount due for the compensation, expenses, disbursements and advances of the Roll-Up Notes Agent and its agents and counsel, and any other amounts due the Roll-Up Notes Agent and other agents hereunder. Nothing herein contained shall be deemed to authorize the Roll-Up Notes Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Holders or to authorize the Roll-Up Notes Agent to vote in respect of the claim of any Holder in any such proceeding. Further, nothing contained in this Section 13.10 shall affect or preclude the ability of any Holder to (i) file and prove such a claim in the event that the Roll-Up Notes Agent has not acted within ten (10) days prior to any applicable bar date and (ii) require an amendment of the proof of claim to accurately reflect such Holder’s outstanding Obligations.

Section 13.11Indemnification.  To the extent that the Roll-Up Notes Agent is not promptly reimbursed and indemnified by Issuer or any Grantor, and after the Roll-Up Notes Agent has made demand on the Issuer or any Grantor for the same, the Holders will, within five days of written demand by the Roll-Up Notes Agent, reimburse the Roll-Up Notes Agent for and indemnify and hold harmless the Roll-Up Notes Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other advisor to the Roll-Up Notes Agent), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Roll-Up Notes Agent in any way relating to or arising out of this Indenture or any action taken or omitted by the Roll-Up Notes Agent under this Indenture, in proportion to each Holder's ratable share of all outstanding Roll-Up Notes at such time (provided, that in the event that at such time there are no outstanding Roll-Up Notes, then the ratable share of the Holders shall be determined as of the last date that any Roll-Up Notes were outstanding); provided, however, that no Holder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from the Roll-Up Notes Agent's gross negligence or willful misconduct.  The obligations of the Holders under this Section 13.11 shall survive the payment in full of all Obligations, the discharge of any Liens granted under this Indenture and the termination of this Indenture.

Section 13.12 Roll-Up Notes Agent Fees.  Company shall pay to the Roll-Up Notes Agent, for its own benefit, the fees and expenses set forth in and in accordance with, the Roll-Up Notes Agent Fee Letter.

Section 13.13Survival.  The provisions of this Article 13 shall survive any resignation or removal of the Roll-Up Notes Agent, the payment in full of the Obligations and the termination of the Indenture.

3.	The Roll-Up Notes.
(a)

Pursuant to Section 2.01 of the Indenture, as amended herby, the Company hereby creates and issues a series of Notes designated as “10.000% Senior Secured Second Priority Notes” in the aggregate principal amount of $170,000,000 (the “Roll-Up Notes”). The Roll-Up Notes will have the same terms as the Initial Notes other than as provided therein and in this Third Supplemental Indenture. All Roll-Up Notes issued under the Indenture will, once issued, be considered Notes for all purposes thereunder, will vote as a single class with the Initial Notes and will be subject to and take the benefit of all the terms, conditions and provisions of the Indenture.

(b)

The maturity date of the Roll-Up Notes is the earlier of (a) May 16, 2018, as such date may be extended by the Required Holders (provided that if such date is not a Business Day, the immediately preceding Business Day) and (b) the date on which the Sale (as defined in the DIP Order) is consummated. The Company shall provide notice to the Trustee for the Roll-Up Notes in writing within five Business Days after becoming aware of the maturity date of the Roll-Up Notes.

(c)

The Roll-Up Notes will be issued under the terms set forth in Exhibit A attached to this Third Supplemental Indenture and the Company will pay interest on the Roll-Up Notes as specified in paragraphs 1 and 2 thereto.  For the avoidance of doubt, the Trustee for the Roll-Up Notes, as the Registrar therefor, shall record each such Roll-Up Note in a register which register shall be conclusive and binding on all parties.

(d)	The Trustee for the Roll-Up Notes shall, pursuant to an Authentication Order and upon receipt of the required Officer’s Certificate and Opinion of Counsel, authenticate the Roll-Up Notes.
(e)	The transfer and exchange of the Roll-Up Notes shall be governed by paragraph 11 of the Roll-Up Note.

(f)

Each Holder of Roll-Up Notes agrees that it shall vote its Roll-Up Notes, Initial Notes and New Money DIP Notes (a) in favor of any consent, amendment and/or waiver under the Indenture that is required to permit the transactions contemplated by the DIP Order or the DIP Documents, and (b) in the manner directed by Required Holders as to any matter that requires the consent, waiver or approval of the holders of the New Money DIP Notes, the Roll-Up Notes and/or the Initial Notes.  Each Holder of Roll-Up Notes acknowledges and agrees that such vote shall be irrevocably (except as directed by the Required Holders in writing) deemed to have occurred in connection with any consent, amendment and/or waiver agreed to by the Required Holders, without any need for further solicitation or action by such Holders.  The Trustee may conclusively rely on the direction of the Required Holders with respect to such votes without any need for further action by such Holders.

(g)

Each Holder of Roll-Up Notes authorizes any collateral trustee designated by the Required Holders to execute such DIP Documents as the Required Holders shall require and to act at the direction of the Required Holders.

(h)

Each Holder of Roll-Up Notes further acknowledges and agrees that following any Sale, to the extent the Roll-Up DIP Obligations (as defined in the DIP Order) are not satisfied from the proceeds of such Sale, the Required Holders may waive any or all remaining Roll-Up DIP Obligations on account of the Roll-Up Notes.

Each Holder of Roll-Up Notes is entitled to the Initial Applicable Premium, which shall rank pari-passu with the Initial Notes, payable upon the earlier of the full redemption of the Roll-Up Notes and the Maturity Date.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The rights, protections and indemnities provided to the Initial Notes Trustee and Notes Collateral Trustee under the Indenture, Intercreditor Agreement and Security Documents shall apply to any action or inaction of the Initial Notes Trustee and Notes Collateral Trustee hereunder or in connection herewith.

5. DIP Order, DIP Documents and Intercreditor Agreement Govern. Section 12.13 of the Indenture is hereby amended by replacing the second paragraph in its entirety to read as follows:

Reference is made to the Intercreditor Agreement, the DIP Order and the DIP Documents. Each Holder, by its acceptance of a Note, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement (as modified by the DIP Order) and the terms, conditions, rights and priorities set forth in the DIP Order and DIP Documents, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement (as modified by the DIP Order), the DIP Order and the DIP Documents and (c) authorizes and instructs the Initial Notes Trustee and the Notes Collateral Trustee to enter into the DIP Documents, as applicable, as Initial Notes Trustee and Notes

Collateral Trustee, respectively, and on behalf of such Holder. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a provision of the DIP Order or DIP Documents, such provision of the DIP Order or DIP Documents shall control. The foregoing provisions are intended as an inducement to the holders of Lenders Debt, New Money DIP Notes, and Roll-Up Notes to extend credit and such holders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement (as modified by the DIP Order), DIP Order and DIP Documents.

6. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Initial Notes Trustee and Roll-Up Notes Agent Make No Representation.  The Initial Notes Trustee and Roll-Up Notes Agent make no representation as to the validity or sufficiency of this Third Supplemental Indenture and shall not be responsible for the recitals contained herein, all of which are made solely by the Company, Intermediate Holdings and the Additional Guarantors.  The Initial Notes Trustee and Roll-Up Notes Agent are entering into this Supplemental Indenture solely in reliance on the statements, information and representations of the Company, Intermediate Holdings and the Additional Guarantors set forth herein and, as applicable, in the Officer’s Certificate and in reliance on the Opinion of Counsel delivered to the Initial Notes Trustee and Roll-Up Notes Agent dated the date hereof.

8. Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction of this Third Supplemental Indenture.

10. The Initial Notes Trustee.  For the avoidance of doubt, the parties hereto, and by their purchase of the Roll-Up Notes, the Holders of the Roll-Up Notes, acknowledge and agree that Wilmington Trust, National Association, acting as the Initial Notes Trustee shall have no responsibility, obligations, duties or liability with respect to the Roll-Up Notes, the Holders thereof or any transaction in connection therewith.  Wilmington Trust, National Association, acting as Initial Notes Trustee furthermore shall have no responsibility or liability for the action or inaction of the Roll-Up Trustee, any successor or assign thereof or any agent or designee thereof.   By their tender of the Initial Notes, such Holders hereby further authorize and direct the Initial Notes Trustee to execute and enter into this Supplemental Indenture, and further release the Initial Notes Trustee from all liability resulting from or in connection with the Initial Notes Trustee’s execution of this Supplemental Indenture and the transactions in connection herewith.

11. The Roll-Up Notes Roll-Up Notes Agent.  For the avoidance of doubt, Cortland Capital Market Services LLC, acting as the Roll-Up Notes Agent shall have no responsibility, obligations, duties or liability with respect to the Initial Notes, the Holders thereof or any transaction in connection therewith.  Cortland Capital Market Services LLC, acting as the Roll-Up Notes Agent furthermore shall have no responsibility or liability for the action or inaction of the Initial Notes Trustee, any successor or assign thereof or any agent or designee thereof.   By their purchase of

the Roll-Up Notes, the Holders of such Notes hereby authorize and direct the Roll-Up Notes Agent to execute and enter into this Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

REAL ALLOY HOLDING, INC.

REAL ALLOY RECYCLING, INC.

REAL ALLOY SPECIALTY PRODUCTS, INC.

ETS SCHAEFER, LLC

REAL ALLOY SPECIFICATION, INC.

REAL ALLOY BENS RUN, LLC

By:    /s/ Michael J. Hobey

Name:  Michael J. Hobey
Title:  Chief Financial Officer

REAL ALLOY INTERMEDIATE HOLDING, LLC

By:    /s/ Michael J. Hobey

Name:  Michael J. Hobey
Title:  Chief Financial Officer

RA MEXICO HOLDING, LLC

By:    /s/ Michael J. Hobey

Name:  Michael J. Hobey
Title:  Chief Financial Officer

CORTLAND CAPITAL MARKET SERVICES LLC,  as Roll-Up Notes Agent

By:     /s/ Emily Ergang Pappas

Name:  Emily Ergang Pappas
Title:  Associate Counsel

WILMINGTON TRUST, NATIONAL
ASSOCIATION,  as Initial Notes Trustee

By:     /s/ Rita Marie Ritrovato

Name:  Rita Marie Ritrovato
Title:  Assistant Vice President

WILMINGTON TRUST, NATIONAL
ASSOCIATION,  as Notes Collateral Trustee

By:     /s/ Rita Marie Ritrovato

Name:  Rita Marie Ritrovato
Title:  Assistant Vice President

EXHIBIT A

Terms OF THE roll-up NOTES

10.000% Senior Secured SECOND PRIORITY Notes

THE NOTES EVIDENCED BY ENTRIES OF THE REGISTRAR IN THE REGISTER HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

1.Interest

Real Alloy Holding, Inc., a Delaware corporation (such Person, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of the Notes at a rate per annum of 10.000%.    The Issuer will pay interest to the Roll-Up Notes Agent (as defined below) for the benefit of the Noteholders upon maturity or default of the Notes. Interest on the Notes will accrue from the date hereof.  Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer will pay interest on overdue principal at the rate borne by the Notes plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.Method of Payment

The Issuer will pay all sums becoming due on the Notes for principal, interest and all other amounts becoming due under the Notes by making such payment to the Roll-Up Notes Agent for the benefit of the Noteholders on the date due, whether at maturity or upon default of the Notes (provided, that, each such payment shall be delivered to the Roll-Up Notes Agent by no later than 2 p.m. New York City time on such day; provided further, that, any such payment received after such time may, in the sole discretion of the Roll-Up Notes Agent, be deemed received on such date due).  Upon receipt by Roll-Up Notes Agent of payments of interest or principal on this Note, it shall promptly pay such amounts to the applicable Noteholders on a ratable basis in accordance with the instructions set forth on the purchaser schedules or pursuant to such other instructions provided in writing by the applicable holders to the Roll-Up Notes Agent.

3.Paying Agent and Registrar

Initially, Cortland Capital Market Services LLC (the “Roll-Up Notes Agent”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar by written notice to the Roll-Up Notes Agent.

4.Indenture

The Issuer issued the Notes under an Indenture dated as of January 8, 2015, as amended or supplemented to date, and as further supplemented by the Third Supplemental Indenture (the “Third Supplemental Indenture”) dated as of the date hereof (the “Indenture”), among the Issuer, Intermediate Holdings, and Wilmington Trust, National Association (the “Initial Notes Trustee” and, together with the Roll-Up Notes Agent, each a “Trustee”), as Trustee and Notes Collateral Trustee. The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture for a statement of those terms.

The Notes are secured obligations of the Issuer. The Indenture contains covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates;  create liens on assets to secure indebtedness; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications contained in the Indenture. If and to the extent that any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

5.Redemption; Applicable Premium

The Issuer may redeem the Notes at its option, in whole at any time, upon not less than 30 nor more than 60 days’ prior written notice to the Roll-Up Notes Agent, at the redemption price of 100.000% (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to (but not including) the redemption date or Maturity Date, as applicable.

Additionally, Holders shall be entitled to receive the Initial Applicable Premium on account of the Initial Notes exchanged for Roll-Up Notes,  which shall rank pari-passu with the obligations on account of the Initial Notes as set forth in Section 6.10 of the Indenture as amended by the Third Supplemental Indenture.   Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the redemption date.

6.Notice of Redemption

Notice of redemption will be provided in writing at least 30 days but not more than 60 days before the redemption date to the Roll-Up Notes Agent for the benefit of each Noteholder to be redeemed (who shall promptly notify each Noteholder of such redemption). Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.Consents

Each Holder of Roll-Up Notes, by accepting such Roll-Up Note, hereby consents to any extensions of the Maturity Date of the Roll-Up Note by the Required Holders.

8.[Reserved]

9.Guarantee

The payment by the Issuer of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors to the extent set forth in the Indenture.

10.Security

The Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture, the Security Documents, the Intercreditor Agreement, the DIP Order and the DIP Documents.

11.Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. No Holder shall assign any interest in its Initial Notes or Roll-Up Notes or New Money DIP Notes unless (a) it sells the same percentage of its Initial Notes, Roll-Up Notes and New Money DIP Notes and any unfunded commitments to the assignee, (b) such assignee, in its capacity as a Holder of Initial Notes, Roll-Up Notes and New Money DIP Notes and commitments, has provided its consent to any amendment or supplement to the Indenture, the Initial Notes, any Security Document or the Intercreditor Agreement, to permit the transactions contemplated by the Third Supplemental Indenture, the issuance of the DIP Notes and all other documents, agreements and instruments executed in connection therewith and (c) such Holder and assignee have completed (i) updated purchaser schedules in the New Money DIP Note Purchase Agreement reflecting their respective commitments after giving effect to such assignment, (ii) a joinder to the New Money DIP Note Purchase Agreement in the form of an assignment agreement set forth on Schedule 13.3 thereto, (iii) an Assignment Agreement (in the form attached hereto, or in such other form and substance accepted by the Roll-Up Notes Agent in its sole discretion (the “Assignment Agreement”) has been duly executed by such assignor and such assignee and has been delivered to, and accepted by, the Roll-Up Notes Agent; and (iv) such other customary documents and/or instruments to further evidence the  assignment as such assignor and assignee shall require. For the avoidance of doubt, the Roll-Up Notes Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, an Assignment Agreement duly executed by a Holder, that such assignment is an assignment of the ratable interest in all of such Holder’s rights and obligations in the Initial Notes, the Roll-Up Notes, the New Money DIP Notes and any unfunded commitments as set forth in (a) above.

12.Reserved

13.Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

14.Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time shall be entitled to terminate some or all of its and the Guarantors’ obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or, in certain cases, U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

15.Amendment, Waiver

The Issuer and the Trustee may amend the Indenture, the Notes, any Security Document or the Intercreditor Agreement to the extent provided in Article 9 of the Indenture.

Each Holder agrees that it shall vote its Notes (a) in favor of any consent, amendment and/or waiver under the Indenture that is required to permit the transactions contemplated by the DIP Order and the DIP Documents, (b) in the manner directed by Required Holders as to any matter that requires the consent, waiver or approval of Holders under the Indenture.

16.Defaults and Remedies

Article 6 of the Indenture provides for certain Events of Default and remedies with respect to the Notes.

17.Trustee Dealings with the Issuer

Subject to certain limitations imposed by the Securities Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

18.No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Issuer or the Trustee shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation; provided, however, the foregoing will not affect or limit any liability of any Guarantor under the Indenture or its Guarantee. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

19.Reserved.

20.Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.Reserved

22.Intercreditor Agreement, DIP Order and DIP Documents

Reference is made to the Intercreditor Agreement dated as of January 8, 2015, among General Electric Capital Corporation, as North America ABL Agent;  Wilmington Trust, National Association, as Notes Collateral Trustee; Real Alloy Intermediate Holding, LLC;  the Issuer; and the Guarantors from time to time party thereto, as it may be amended from time to time in accordance with the Indenture (the “Intercreditor Agreement”), the DIP Order and the DIP Documents. Each Holder, by its acceptance of a Note, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement (as modified by the DIP Order) and the terms, conditions, rights and priorities set forth in the DIP Order and DIP Documents, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement (as modified by the DIP Order), the DIP Order and the DIP Documents and (c) authorizes and instructs the Trustee and the Notes Collateral Trustee to enter into the DIP Documents, as applicable, as Trustee and Notes Collateral Trustee, respectively, and on behalf of such Holder. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a provision of the DIP Order or DIP Documents, such provision of the DIP Order or DIP Documents shall control. The foregoing provisions are intended as an inducement to the holders of Lenders Debt, New Money DIP Notes, and Roll-Up Notes to extend credit and such holders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement (as modified by the DIP Order), DIP Order and DIP Documents.

23.Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Real Alloy Holding, Inc.

15301 Ventura Boulevard

Suite 400

Sherman Oaks, CA 91403

Attention: Kyle Ross

FORM OF ASSIGNMENT

This ASSIGNMENT, dated as of the Effective Date, is entered into between  (the  “Assignor”) and  (the “Assignee”).

The parties hereto hereby agree as follows:

Company:Real Alloy Holding, Inc. (the “Company”); SGH Escrow Corporation merged with and into the Company, with the Company being the surviving entity of such merger and SGH Escrow Corporation ceasing to exist

Indenture: That certain Indenture, dated as of January 8, 2015 (the “Original Indenture”) by and among SGH Escrow Corporation, Real Alloy Intermediate Holding, LLC (“Intermediate Holdings”) and Wilmington Trust, National Association, as trustee and notes collateral trustee (“Initial Notes Trustee”), providing for the issuance of 10.000% Senior Secured Notes Due 2019 (the “Initial Notes”), as amended and supplemented to date by the First Supplemental Indenture, dated February 27, 2015, among the Company, Intermediate Holdings, the additional guarantors named therein, and the Initial Notes Trustee, the Second Supplemental Indenture, dated as of March 2, 2016, among the Company, Intermediate Holdings, the additional guarantors named therein, and the Initial Notes Trustee, and the Third Supplemental Indenture, dated as of January 19, 2018, among the Company, Intermediate Holdings, the additional guarantors named therein, the Initial Notes Trustee and Cortland Capital Market Services, LLC (the “Indenture”); capitalized terms used herein without definition are used as defined in the Indenture

Roll-Up Notes:An additional series of Notes issued pursuant to the Indenture in aggregate principal amount of $170,000,000 in exchange for $170,000,000 of Initial Notes. For the avoidance of doubt, the Roll-Up Notes shall constitute Additional Notes pursuant to the terms of the Indenture.

Roll-Up Notes Agent:Cortland Capital Market Services LLC, as trustee for the Roll-Up Notes (in such capacity and together with its successors and permitted assigns, the “Roll-Up Notes Agent”)

Effective Date:,

Notes Assigned	Aggregate principal amount of Notes for all Holders	Aggregate principal amount of Notes Assigned	Percentage Assigned
	$	$	______.___%
	$	$	______.___ %

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

Section 1.Assignment. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as a Holder under the Indenture (including Liabilities owing to or by Assignor thereunder), in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Section 2.Representations, Warranties and Covenants of Assignor.

Assignor:

(a)represents and warrants to Assignee and the Roll-Up Notes Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims, (iii) by executing, signing and delivering this assignment via Syndtrak®, Intralinks®, ClearPar® or any other electronic settlement system designated by the Roll-Up Notes Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Agreement and (iv) that is making a concurrent assignment, sale or transfer of a ratable interest in all of its  rights and obligations in its Initial Notes and New Money DIP Notes and any unfunded commitments to the assignee;

(b)makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Roll-Up Notes, the percentage of the Roll-Up Notes represented by the amounts assigned, any statements, representations and warranties made in or in connection with the Indenture or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of the Indenture or any document or information provided in connection therewith; and

(c)assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of the Company or the Guarantors or the performance or nonperformance by the Company or the Guarantors of any obligation under the Indenture or any document provided in connection therewith.

Section 3.Representations, Warranties and Covenants of Assignees.

Assignee:

(a)represents and warrants to Assignor and the Roll-Up Notes Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it has experience and expertise in the making of or investing in notes, (iii) it will make or invest in, as the case may be, its Roll-Up Notes for its own account in the ordinary course of its business and without a view to distribution of such Roll-Up Notes within the meaning of the Securities Act or the Exchange Act or other applicable securities laws (it being understood that, subject to the provisions of Section 10.03 of the Indenture, the disposition of Roll-Up Notes or any interests therein shall at all times remain within its exclusive control), (iv) by executing, signing and delivering this Assignment via Syndtrak®, Intralinks®, ClearPar® or any other electronic settlement system designated by the Roll-Up Notes Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Agreement and (v) the representations and warranties required to be made by it under the Indenture are true, correct and complete;

(b)irrevocably appoints and authorizes the Roll-Up Notes Agent to take such action as administrative agent on its behalf and to exercise such powers under the Indenture as are delegated to the Roll-Up Notes Agent by the terms thereof, together with such powers as are reasonably incidental thereto;

(c)shall perform in accordance with their terms all obligations that, by the terms of the Indenture, are required to be performed by it as a Holder;

(d)confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under the Indenture independently and without reliance upon the Roll-Up Notes Agent or any Holder and based on such documents and information as it shall deem appropriate at the time;

(e)specifies as its address for notices the office at the address set forth beneath its name on the signature pages hereof;

(f)shall provide any documents as reasonably requested by the Roll-Up Notes Agent regarding all “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(g)to the extent required by the Roll-Up Notes Agent, attaches two completed originals of Forms W-8ECI, W-8BEN, W-8IMY or W-9 and, if applicable, any such other forms, certificates or other evidence with respect to United States federal Tax withholding matters as may be required by the Roll-Up Notes Agent; and

(h)agrees to execute and deliver to the Roll-Up Notes Agent any document or instrument reasonably requested by the Roll-Up Notes Agent to effect any of the foregoing.

Section 4.Determination of Effective Date; Register. Following the due execution and delivery of this Assignment by Assignor and Assignee, this Assignment (including its attachments) will be delivered to the Roll-Up Notes Agent for its acceptance and recording in the Register. The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by the Roll-Up Notes Agent and (ii) the recording of this Assignment in the Register. The Roll-Up Notes Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 5.Effect. As of the Effective Date, (a) Assignee shall have the rights and obligations of a “Holder” under the Indenture and shall thereafter be a party to the Indenture and a “Holder” for all purposes thereof and (b) Assignor shall, to the extent provided in this

Assignment, relinquish its rights and be released from its obligations under the Indenture other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 6.Distribution of Payments. On and after the Effective Date, the Roll-Up Notes Agent shall make all payments under the Indenture in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 7.Miscellaneous.

(a)The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby. This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b)On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignor, Assignee, the Roll-Up Notes Agent and their Related Persons and their successors and assigns.

(c)This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

(d)This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Assignment. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR], as Assignor

By:

Name:

Title:

[NAME OF ASSIGNEE], as Assignee

By:

Name:

Title:

Signature Page to Form of Assignment

ACCEPTED and AGREED

this  day of  :

CORTLAND CAPITAL MARKET

SERVICES, LLC, as Roll-Up Notes Agent

By:

Name:

Title:

Signature Page to Form of Assignment

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.06 or 4.08 of the Indenture, state the amount in principal amount: $_________

Dated:Your Signature:

(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.